GUARANTY AGREEMENT
This Guaranty Agreement, as may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time (the “Guaranty”), is made September 18, 2025, jointly and severally by each of the undersigned (each, a “Guarantor,” and collectively, together with any additional parties that from time to time may become a Guarantor pursuant to the terms of the Loan Agreement described below, the “Guarantors”), as guarantors, in favor of REGIONS BANK, as trustee under the Indenture (defined below) (in such capacity, together with any successor in such capacity, herein called the “Trustee”):
W I T N E S S E T H:
WHEREAS, pursuant to and in accordance with Section 11-92A-1 et seq. of the Code of Alabama (1975), as amended, The Industrial Development Authority of Baldwin County (the “Issuer”) has authorized and undertaken to issue its Solid Waste Disposal Revenue Bonds (Novelis Corporation Project), Series 2025B (the “Series 2025B Bonds”) pursuant to an Indenture of Trust, dated as of September 1, 2025 (the “Indenture”), by and between the Issuer and the Trustee, in order to provide funds to finance or refinance the costs of acquiring, constructing and equipping certain solid waste disposal facilities located within Baldwin County, Alabama and used in connection with an aluminum manufacturing plant (collectively, the “Project”) of Novelis Corporation, a Texas corporation (the “Company”), as more particularly described in Exhibit A to the Loan Agreement, dated as of September 1, 2025 (the “Loan Agreement”), by and between the Company and the Issuer, and to pay costs of issuance in connection with the issuance of the Series 2025B Bonds; and
WHEREAS, the Guarantors desire that the Issuer issue the Series 2025B Bonds and are willing to enter into this Guaranty (i) in order to enhance the marketability of the Series 2025B Bonds and thereby achieve interest costs and other savings to the Company and (ii) as an inducement to potential bondholders to purchase the Bonds.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees as follows:
Section 1.Definitions. As used herein, the following capitalized terms have the meanings set forth below, and if not defined below, capitalized terms used herein shall have the meanings ascribed to such terms in the Indenture.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.
“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Electronic Copy” has the meaning set forth in Section 5.
“Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC § 7006, as it may be amended from time to time.
“Person” means an individual, partnership, corporation, limited liability company, firm, association, joint stock company, unincorporated organization, trust, bank, trust company, land trust, business trust or other enterprise or joint venture, or a governmental agency or political subdivision thereof or other entity.
“Subsidiary” means, with respect to any Person:
(a)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(b)    any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).
Section 2.Unconditional Guarantee.
Subject to the provisions of this Section 2, each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees to the Trustee for the benefit of the Holders, irrespective of the validity and enforceability of the Loan Agreement or the obligations of the Company or any other Guarantors to the Trustee hereunder or thereunder, the full and prompt payment of: (a) the principal of and redemption premium, if any, on the Series 2025B Bonds when and as the same shall become due (whether at maturity, by acceleration, call for redemption or otherwise); (b) the interest on the Series 2025B Bonds when and as the same shall become due; (c) the purchase price of Series 2025B Bonds tendered or deemed tendered for purchase pursuant to Sections 2.04, 4.06, 4.08 or 4.09 of the Indenture; and (d) all amounts allocable to the Series 2025B Bonds due or to become due from the Company under Sections 4.02(a) and 4.02(b) of the Loan Agreement (collectively, the “Guaranteed Obligations”). Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company under the Series 2025B Bonds, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. A Loan Default Event under the Loan Agreement with respect to the Series 2025B Bonds shall constitute an event of default under this Guaranty, and shall entitle the Trustee to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company under the Loan Agreement.
Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Loan Agreement, the absence of any action to enforce the same, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not this Guaranty is affixed to the Loan Agreement or the Series 2025B Bonds, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of such Guarantor (other than the defense of payment). To the fullest extent permitted by applicable law, each Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guaranty shall not be discharged except by complete performance of the Guaranteed Obligations. This Guaranty is a guarantee of payment and not of collection. If the Trustee is required by any court or otherwise to return to the Company or to a Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or a Guarantor, any amount paid by the Company or a Guarantor to the Trustee, this Guaranty, to the extent theretofor discharged, shall be reinstated in full force and effect, subject to Section 8 hereof. Each Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (a) subject to the other provisions of this Guaranty, the maturity of the Series 2025B Bonds may be accelerated as provided in Section 7.02 of the Loan Agreement for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Series 2025B Bonds, and (b) in the event of any acceleration of the Series 2025B Bonds as provided in Section 7.02 of the Loan Agreement, the Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guaranty.
Each Guarantor agrees to make immediate payment to the Trustee of all Guaranteed Obligations owing or payable to Trustee upon receipt of a demand for payment therefor by the Trustee to the Guarantor in writing.
Section 3.Guaranteed Obligations Absolute and Continuing.
Subject to Section 8 hereof, the obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such Guarantor on the basis of this Guaranty shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof. Subject to Section 8 hereof, the obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until the entire principal of, redemption premium, if any, and interest on or purchase price of the Series 2025B Bonds shall have been paid or provided for according to the terms of the Indenture and all other Guaranteed Obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of such Guarantor so to do, it hereby irrevocably appoints the Trustee agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of Trustee’s counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.

Section 4.Limitation on Guarantor Liability.
Each Guarantor and the Trustee hereby confirm that it is the intention of each such party that this Guaranty does not constitute a fraudulent transfer or conveyance for purposes of bankruptcy law (including, but not limited to, the Bankruptcy Code), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guaranty. To effectuate the foregoing intention, each Guarantor and the Trustee hereby irrevocably agree that the obligations of the Guarantors under this Guaranty shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantors that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Guaranty, result in the obligations of the Guarantors under this Guaranty not constituting a fraudulent transfer or conveyance. Without limiting the generality of the foregoing, the obligations of each applicable Guarantor shall be limited as set forth in Schedule A hereto as may be further modified, amended or supplemented.
Section 5.Execution and Delivery of Guaranty.
This Guaranty shall be executed on behalf of each Guarantor by either manual or facsimile signature of one officer of the Guarantor or other person duly authorized by all necessary corporate action of the Guarantor who shall have been duly authorized to so execute by all requisite corporate action. Each Guarantor hereby agrees that this Guaranty, as set forth in Section 2, shall remain in full force and effect notwithstanding any lack of endorsement on the Loan Agreement or the Series 2025B Bonds of a notation of this Guaranty.
This Guaranty may be in the form of an Electronic Record and may be executed using Electronic Signatures. Any Electronic Signature on or associated with this Guaranty shall be valid and binding on such Person to the same extent as a manual, original signature, enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. This Guaranty may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Guaranty. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Guaranty which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Guaranty converted into another format, for transmission, delivery and/or retention. A Guarantor may, at its option, create one or more copies of this Guaranty in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All documents, instruments and agreements in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record.
Section 6.Waiver.
Without in any way limiting the provisions of Section 2, each Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of the Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or nonpayment of any of the

Guaranteed Obligations, or other notice or formalities to the Company or the Guarantor of any kind whatsoever.
Section 7.No Set-Off.
Each payment to be made by the Guarantors hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made without set-off or counterclaim. It is the intention of the parties hereto that the Issuer, its members, officers, officials, agents and employees shall not incur pecuniary liability by reason of the terms of this Guaranty, the Loan Agreement or the Indenture, or by reason of the undertakings required of the Issuer, its members, officers, officials, agents and employees in connection with this Guaranty, the Loan Agreement or the Indenture, the performance of any act required or requested of the Issuer, its members, officers, officials, agents and employees in connection with the issuance of the Series 2025B Bonds, this Guaranty, the Loan Agreement or the Indenture, or in any way arising from the transaction of which this Guaranty is a part or arising in any manner in connection with the Project, and, to the fullest extent permitted by applicable law, each Guarantor hereby waives any rights or claims it may have against the Issuer in connection therewith.
Section 8.Future Guarantors; Release of a Guarantor.
A Subsidiary of the Company shall become a guarantor hereunder in accordance with Section 5.14 of the Loan Agreement and shall execute and deliver to the Trustee a joinder in the form attached hereto as Exhibit A.
This Guaranty will be released automatically and unconditionally, without the need for action by any party, upon the occurrence of one or more of the following:
(a)with respect to any Guarantor, upon the release or discharge of such Guarantor as a guarantor, borrower and/or issuer in respect of the Senior Notes or upon the liquidation or dissolution of a Guarantor following the transfer of all or substantially all of its assets to the Company or a Guarantor (in each case, such Guarantor shall automatically and unconditionally, without the need for action by any party, be released and relieved of any obligations under this Guaranty and no further action shall be needed to document such release); and/or
(b)upon or substantially contemporaneously with the payment in full of the Guaranteed Obligations.
To the extent requested by a Guarantor or the Company, the Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Guarantor from its obligations under this Guaranty upon receipt of such request accompanied by a Certificate of an Authorized Representative of the Company and an Opinion of Counsel certifying or opining, as applicable, as to the compliance with this Section 8; provided however, that the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Certificates of an Authorized Representative of the Company.

Section 9.Waiver of Subrogation.
Until the payment in full of all Guaranteed Obligations, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Loan Agreement and such Guarantor’s obligations under this Guaranty, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution and indemnification and any right to participate in any claim or remedy of the Issuer or the Trustee against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any Guaranteed Obligations shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Issuer or the Trustee, as applicable, and shall forthwith be paid to the Issuer or the Trustee, as applicable, to be credited and applied to the Guaranteed Obligations in favor of the Issuer or the Trustee, as applicable, whether matured or unmatured, in accordance with the terms of this Guaranty. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Guaranty and that the waiver set forth in this Section 9 is knowingly made in contemplation of such benefits.
Section 10.Guaranteed Obligations Reinstated.
Subject to Section 8 hereof, the obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment that would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from the Trustee upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Guarantor, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.
Section 11.Guaranteed Obligations Not Affected.
The obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or the Trustee) that, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of the Trustee or otherwise, including, without limitation:

(a)any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;
(b)any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under the Loan Agreement or any other document or instrument;
(c)any failure of the Company or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Guaranty or the Loan Agreement, or to give notice thereof to a Guarantor;
(d)the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;
(e)the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
(f)any change in the time, manner or place of payment of, or in any other term of, the Series 2025B Bonds (except a change resulting a Letter of Credit being in effect with respect to the applicable Bonds, or series thereof), or the Loan Agreement, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, the Series 2025B Bonds or the Loan Agreement, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on the Series 2025B Bonds;
(g)any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;
(h)any merger or amalgamation of the Company or a Guarantor with any Person or Persons;
(i)the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of a Guarantor under this Guaranty; and
(j)except as provided in Section 8, any other circumstance, including release of another Guarantor pursuant to Section 8 (other than release under Section 8(b) by complete, irrevocable payment), that might otherwise constitute a legal or equitable discharge or defense of the Company under the Loan Agreement or of a Guarantor in respect of its guarantee hereunder.
Section 12.No Obligation to Take Action Against the Company.
The Trustee shall have no obligation to enforce or exhaust any rights or remedies against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under this Guaranty.

Section 13.Dealing with the Company and Others.
The Trustee, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may:
(a)grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
(b)take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;
(c)release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by the Loan Agreement;
(d)accept compromises or arrangements from the Company;
(e)apply all monies at any time received from the Company or from any security upon such part of the Guaranteed Obligations as the requisite Holders may direct or change any such application in whole or in part from time to time as the requisite Holders may direct; and
(f)otherwise deal with, or waive or modify its right to deal with, the Company and all other Persons and any security as the Trustee may determine.
Section 14.Representations.
Each Guarantor makes the following representations as of the date hereof as the basis for its undertakings hereunder:
(a)It is, as applicable, a corporation, partnership or limited liability company duly organized, and validly existing in good standing (where applicable) under the laws of the state of its organization, has the corporate, partnership or limited liability company, as applicable, power to enter into this Guaranty and to perform its obligations hereunder, and by proper corporate, partnership or limited liability company action has duly authorized the execution and delivery of this Guaranty and performance of its obligations hereunder.
(b)The execution and delivery of this Guaranty and the performance of its obligations hereunder do not and will not conflict with, or constitute a breach or result in a violation of, its certificate of incorporation, constitution, bylaws or other organizational documents, as applicable, or any material agreement or other material instrument to which it is a party or by which it is bound or any constitutional or statutory provision applicable to it, or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over it or its property, in each case, the breach, conflict with or the violation of any of which would have a material adverse effect upon the Guarantor’s ability to perform its obligations hereunder.

(c)Except for the matters disclosed in the Limited Offering Memorandum dated September 11, 2025 with respect to the Series 2025B Bonds, there are no pending or, to the best of each Guarantor’s knowledge, threatened actions, suits, proceedings or investigations of a legal, equitable, regulatory, administrative or legislative nature, which could reasonably be expected to adversely affect in a material way its ability to perform its obligations under this Guaranty.
Section 15.Events of Default; Remedies.
Each of the following events shall be an Event of Default hereunder:
(a)Failure of any Guarantor to pay any Guaranteed Obligations upon receipt of demand by the Trustee to such Guarantor given in accordance with Sections 2 and 21 hereof.
(b)The dissolution or liquidation of a Guarantor or the filing by a Guarantor of a voluntary petition in bankruptcy, or the entry of any order or decree granting relief in any involuntary case commenced against a Guarantor under any present or future federal bankruptcy act or any similar federal or state law, or a petition for such an order or decree shall be filed in any court and such petition shall not be discharged or denied within 90 days after the filing thereof, or if a Guarantor shall admit in writing its inability to pay its debts generally as they become due, or a receiver, trustee or liquidator of a Guarantor shall be appointed in any proceeding brought against the Guarantor and shall not be discharged within 90 days after such appointment or if a Guarantor shall consent to such appointment, or assignment by the Guarantor of all or substantially all of its assets for the benefit of its creditors, or the entry by the Guarantor into an agreement of composition with its creditors with respect to all or substantially all of its assets, or a bankruptcy, insolvency or similar proceeding shall be otherwise initiated by or against a Guarantor under any applicable bankruptcy, reorganization or analogous law as now or hereafter in effect and if initiated against the Guarantor shall remain undismissed (subject to no further appeal) for a period of 90 days; provided, the term “dissolution or liquidation of a Guarantor,” as used in this subsection, shall not be construed to include the cessation of the existence of a Guarantor resulting either from a merger or consolidation of the Guarantor into or with another entity or a dissolution or liquidation of the Guarantor following a transfer of all or substantially all of its assets as an entirety.
(c)If any representation made by a Guarantor contained in this Guaranty was false or misleading in any material respect at the time it was made or delivered.
Whenever an Event of Default shall have happened and be continuing, (a) the Trustee in the manner provided in Section 7.01 of the Indenture may declare the entire unpaid principal of, or redemption premium, if any, and interest on the Series 2025B Bonds to be immediately due and payable, and (b) the Trustee may, in its discretion, or shall upon the written request of the Holders of 66 2/3% in principal amount of Bonds then Outstanding, take whatever action at law or in equity as may appear necessary or desirable to collect payments then due or thereafter to become due hereunder or to enforce observance or performance of any covenant or agreement of the Guarantors under this Guaranty.

In case the Trustee shall have proceeded to enforce this Guaranty and such proceedings shall have been discontinued or abandoned for any reason, then and in every such case each Guarantor and the Trustee, subject to any determination in any applicable proceeding, shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Guarantors and the Trustee shall continue as though no such proceeding had been taken.
Section 16.Successors and Assigns; Enforcement of Remedies.
This Guaranty shall be binding upon and inure to the benefit of each Guarantor and the Trustee and their respective successors and permitted assigns, except that no Guarantor may assign any of its obligations hereunder. All rights against each Guarantor arising under this Guaranty shall be for the sole benefit of the Trustee and the Holders of the Series 2025B Bonds and their respective successors and assigns. If any Guarantor fails to pay in accordance with Section 2 hereof, the Trustee may proceed in the enforcement of this Guaranty and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the Guaranteed Obligations, without exhausting any other remedies that the Trustee may have pursuant to the terms of the Series 2025B Bonds, the Indenture or the Loan Agreement and without resort to any other security held by or available to the Holders or the Trustee.
Section 17.Amendment of Guaranty.
The Trustee and the Guarantors may, without the consent of or notice to the owners or beneficial owners of the Series 2025B Bonds, enter into any amendment, change or modification of this Guaranty (i) as may be required by the provisions of this Guaranty or the Indenture, (ii) for the purpose of curing any ambiguity or inconsistency, defective provision or omission, (iii) in connection with an amendment of the Indenture or the Loan Agreement to effect any event or purpose for which there could be such an amendment without the consent of the Holders of the Series 2025B Bonds, or (iv) in connection with any other change herein that is not to the material prejudice of the Trustee or the owners or beneficial owners of the Series 2025B Bonds. Except for the amendments, changes or modifications described in the preceding sentence, the Trustee and the Guarantors may not enter into any other amendment, change or modification of this Guaranty without first mailing notice to, and obtaining the written approval or consent of, the owners or beneficial owners of not less than a majority in aggregate principal amount of the Series 2025B Bonds at the time outstanding, which are in a Term Interest Rate Period and are not secured by a Letter of Credit; provided, however, that the foregoing does not permit, without the written approval or consent of the Holders of 100% in aggregate principal amount of such series of 2025B Bonds then Outstanding, which are in a Term Interest Rate Period and are not secured by a Letter of Credit, an extension of the time of payment of, or a reduction in, any of the Guaranteed Obligations. No amendment, modification or waiver of any provision of this Guaranty relating to any Guarantor or consent to any departure by any Guarantor from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee. Further, notwithstanding the foregoing, while the Senior Credit Agreements or Senior Notes remain in effect or outstanding, as applicable, the parties hereto agree that they will not (x) amend, modify or waive the provisions set forth in Section 8 of this Guaranty or (y) amend, modify or waive any of the other provision of this Guaranty (i) if the effect of such modification or waiver would be to delete or otherwise render ineffective the references to the Senior Credit Agreements or Senior Notes expressly contained in such provision or (ii) in a manner that could reasonably be expected to be materially adverse to the lenders under the Senior Credit Agreements or the holders of the Senior

Notes, without, in each case, the prior written consent of the administrative agent under the Senior Credit Agreements or the trustee for the Senior Notes, as applicable.
Section 18.No Merger or Waiver; Cumulative Remedies.
This Guaranty shall not operate by way of merger of any of the obligations of a Guarantor under any other agreement. No failure to exercise and no delay in exercising, on the part of the Trustee, any right, remedy, power or privilege under this Guaranty, the Indenture or the Loan Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Guaranty, the Indenture or the Loan Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in this Guaranty and under the Indenture, the Loan Agreement and any other document or instrument between a Guarantor and/or the Company and the Trustee or the Issuer are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.
Section 19.Survival of Guaranteed Obligations.
Subject to Section 8 hereof, the obligations of each Guarantor under Section 2 shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.
Section 20.Guaranty in Addition to Other Guarantee Obligations.
The obligations of each Guarantor under this Guaranty are in addition to and not in substitution for any other obligations to the Trustee in relation to the Loan Agreement and any guarantees or security at any time held by or for the benefit of the Trustee.
Section 21.Notices.
Demand for payment by any Guarantor of the amounts guaranteed hereunder shall be made by notice in writing as provided in the next sentence. All demands, notices, approvals, consents, requests and other communication hereunder shall be in writing addressed to the applicable Guarantors, c/o the address of the Company as set forth in Section 12.08 of the Indenture, and shall be deemed to have been given: (i) when the same are delivered by hand, or (ii) when the same are sent by electronic or confirmed facsimile transmission, or (iii) on the next Business Day when the same are sent by overnight delivery service (with delivery confirmed). The Guarantors, the Company, the Issuer and the Trustee may, by notice given hereunder, designate any further or different addresses or means of communication to which subsequent demands, notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

Section 22.Miscellaneous.
(a)Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction unless its removal would substantially defeat the basic intent, spirit and purpose of this Guaranty.
(b)This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law. Each of the undersigned Guarantors hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guaranty.
(c)Each Guarantor hereby acknowledges communication of the terms of this Guaranty, the Indenture and the Loan Agreement and consents to all the terms, covenants and conditions thereof.
(d)No director, officer, employee, incorporator or stockholder of any Guarantor shall have any personal liability for any obligations of the Guarantors hereunder or for any claim based on, in respect of, or by reason of, such obligations or their creation.
(e)Each Guarantor shall pay on demand by the Trustee any and all reasonable fees and out-of-pocket expenses incurred by the Trustee, its agents and advisors and in enforcing any of their rights under this Guaranty.
(f)This Guaranty may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed by their duly authorized representatives as of the date first above written.

NOVELIS INC.

By:
Name:
Title:

NOVELIS GLOBAL EMPLOYMENT ORGANIZATION, INC.

By:
Name:
Title:
NOVELIS HOLDINGS INC.

By:
Name:
Title:
NOVELIS SOUTH AMERICA HOLDINGS LLC

By:
Name:
Title:
NOVELIS ALR ALUMINUM HOLDINGS CORPORATION

By:
Name:
Title:
[Signature Page to Guaranty Agreement]

NOVELIS ALR INTERNATIONAL, INC.

By:
Name:
Title:
NOVELIS ALR ALUMINUM-ALABAMA LLC

By:
Name:
Title:
NOVELIS ALR ASSET MANAGEMENT CORPORATION

By:
Name:
Title:
NOVELIS ALR ROLLED PRODUCTS, INC.

By:
Name:
Title:
4260848 CANADA INC.

By:
Name:
Title:
4260856 CANADA INC.

By:
Name:
Title:
[Signature Page to Guaranty Agreement]

8018227 CANADA INC.

By:
Name:
Title:
NOVELIS EUROPE HOLDINGS LIMITED
(CRN: 05308334)
Signed as a deed by its duly appointed attorney:

By:
Name:
in the presence of:
Witness Signature ………………………………….
Name:
Address:
Occupation:
NOVELIS UK LTD.
(CRN: 00279596)
Signed as a deed by its duly appointed attorney:

By:
Name:
in the presence of:
Witness Signature ………………………………….
Name:
Address:
Occupation:

[Signature Page to Guaranty Agreement]

NOVELIS DO BRASIL LTDA.

By:
Name:
Title:
NOVELIS AG

By:
Name:
Title:
NOVELIS SWITZERLAND SA

By:
Name:
Title:
NOVELIS ALUMINIUM HOLDING UNLIMITED COMPANY
Signed and Delivered as a Deed for and on behalf of Novelis Aluminium Holding Unlimited Company by its duly authorized attorney

By:
Name:
in the presence of:
Witness Signature ………………………………….
Name:
Address:
Occupation:

[Signature Page to Guaranty Agreement]

NOVELIS SHEET INGOT GMBH

By:
Name:
Title:
NOVELIS DEUTSCHLAND GMBH

By:
Name:
Title:
NOVELIS CASTHOUSE GERMANY GMBH

By:
Name:
Title:
NOVELIS DEUTSCHLAND HOLDING GMBH

By:
Name:
Title:
NOVELIS KOBLENZ GMBH

By:
Name:
Title:
NOVELIS MEA LTD

By:
Name:
Title:
[Signature Page to Guaranty Agreement]

Accepted:

REGIONS BANK,
as Trustee

By:
Name: Kristine Prall
Title: Vice President

[Signature Page to Guaranty Agreement]

Exhibit A

FORM OF JOINDER TO ADD GUARANTORS
This Joinder to Add Guarantors, dated as of _______ __, 20__ (the “Joinder”), is among [name of future Guarantor] (the “New Guarantor”) to the Guaranty Agreement, dated September 18, 2025 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Guaranty”), by and among the existing Guarantors, jointly and severally (collectively, the “Existing Guarantors”), and Regions Bank, as Trustee (in such capacity, together with any successor in such capacity, herein called the “Trustee”).
W I T N E S S E T H:
WHEREAS, pursuant to and in accordance with Section 11-92A-1 et seq. of the Code of Alabama (1975), as amended, The Industrial Development Authority of Baldwin County (the “Issuer”) has issued its Solid Waste Disposal Revenue Bonds (Novelis Corporation Project), Series 2025B (the “Series 2025B Bonds”) pursuant to an Indenture of Trust, dated as of September 1, 2025 (the “Indenture”), by and between the Issuer and the Trustee, in order to provide funds to finance or refinance the costs of acquiring, constructing and equipping certain solid waste disposal facilities located within Baldwin County, Alabama and used in connection with an aluminum manufacturing plant (collectively, the “Project”) of Novelis Corporation, a Texas corporation (the “Company”), as more particularly described in Exhibit A to the Loan Agreement, dated as of September 1, 2025 (the “Loan Agreement”), by and between the Company and the Issuer, and to pay costs of issuance in connection with the issuance of the Series 2025B Bonds;
WHEREAS, as a condition to the issuance of the Series 2025B Bonds, the Existing Guarantors previously executed and delivered to the Trustee the Guaranty; and
WHEREAS, Section 5.14 of the Loan Agreement and Section 8 of the Guaranty provides that after the issuance date of the Series 2025B Bonds, the Company is required to cause the New Guarantor to execute and deliver to the Trustee a Joinder pursuant to which such New Guarantor will unconditionally guarantee, on a joint and several basis with the other Guarantors, the payment of the Guaranteed Obligations pursuant to the Guaranty.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

Section 1.Defined Terms. Capitalized terms not defined herein have the meanings as set forth in the Guaranty and the Indenture.
Section 2.Agreement to be Bound. The New Guarantor hereby becomes a party to the Guaranty as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Guaranty. The New Guarantor agrees to be bound by all of the provisions of the Guaranty applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Guaranty.
Section 3.Guarantee. The New Guarantor agrees, on a joint and several basis with all the existing Guarantors, to fully, unconditionally and irrevocably guarantee to each Holder and the Trustee, payment of the Guaranteed Obligations pursuant to the Guaranty.
Section 4.Notices. All notices and other communications to the Subsidiary Guarantor shall be given as provided in Section 21 of the Guaranty.
Section 5.Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Joinder or the Indenture or any provision herein or therein contained.
Section 6.Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 7.Severability Clause. In case any provision in this Joinder shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
Section 8.Joinders Part of Guaranty. This Joinder shall form a part of the Guaranty for all purposes, and every Series 2025B Bond heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Joinder or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.
Section 9.Counterparts; Electronic Signature. This Joinder may be simultaneously executed in several counterparts, each of which shall be an original or Electronic Signature and all of which shall constitute but one and the same instrument. An Electronic Signature of a party to this Joinder shall be as valid as an original signature of such party and shall be effective to bind such party to this Joinder.
Section 10.Headings. The headings of the Articles and the sections in this Joinder are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
Section 11.Trustee’s Disclaimer. The Trustee accepts the amendments of the Guaranty effected by this Joinder, but on the terms and conditions set forth in the Guaranty, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, for or with respect to (i) the proper authorization hereof by the New Guarantor by action or otherwise, (ii) the due execution hereof by the New Guarantor, or (iii) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

REGIONS BANK, as Trustee

By:
Name:
Title:

Schedule A
LIMITATION OF GUARANTY

Germany
Limitation on Liability
(a)    The Holders and the Trustee agree not to enforce against a Guarantor incorporated in Germany and constituted in the form of a GmbH (a “German GmbH Guarantor”), including but not limited to Novelis Deutschland GmbH, Novelis Sheet Ingot GmbH, Novelis Deutschland Holding GmbH, Novelis Koblenz GmbH and Novelis Casthouse Germany GmbH, or a GmbH & Co. KG (a “German GmbH & Co. KG Guarantor” and together with any German GmbH Guarantor hereinafter referred to as a “German Guarantor”) any payment obligation arising out of the Guaranty (the “Payment Obligation”) if and to the extent such guaranty secures obligations of an affiliated company (verbundenes Unternehmen) of such German Guarantor within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than any of the German Guarantor’s Subsidiaries) and the enforcement of such Payment Obligation would cause the German Guarantor’s, or in the case of a German GmbH & Co. KG Guarantor its general partner’s net assets (Reinvermögen), i.e., assets (the calculation of which shall include all items set forth in Section 266(2) A., B. and C. of the German Commercial Code (Handelsgesetzbuch)) minus liabilities (the calculation of which shall include all items set forth in Section 266(3) B., C. and D. of the German Commercial Code (Handelsgesetzbuch)) and accruals (Rückstellungen) to fall below its stated share capital (Stammkapital) (Begründung einer Unterbilanz) or, if such net assets are already less than its stated share capital (Stammkapital), would cause such amount to be further reduced (Vertiefung einer Unterbilanz) (such event a “Capital Impairment”) provided that for the purposes of calculating the amount not to be enforced (if any) the following balance sheet items shall be adjusted as follows:
(i)    the amount of any increase of stated share capital (Stammkapital) of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor of its general partner, after the date hereof that has been effected out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) without the prior written consent of the Holders and the Trustee shall be deducted from the stated share capital (Stammkapital);
(ii)    any loans provided to the German Guarantor by a direct or indirect shareholder or an affiliate thereof (other than a Subsidiary of such German Guarantor) shall be disregarded and not accounted for as a liability to the extent that such loans are subordinated to any claims pursuant to Section 39(1) Nr. 1 through Nr. 5 of the German Insolvency Code (Insolvenzordnung) or subordinated in any other way by law or contract; and
(iii)    any loans and other contractual liabilities incurred by the German Guarantor in violation of the provisions of the Guaranty or the Loan Agreement shall be disregarded.
(b)    Upon delivery of an enforcement notice and upon request of the Holders and the Trustee each German Guarantor shall realize by way of sale or auction any asset that is shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of such asset, which is not necessary for the German Guarantor’s business (betriebsnotwendig) and that can be realized (if this is not unreasonably in respect of the German Guarantor’s business and to the extent legally possible).
(c)    The limitations set out in paragraph (a) above shall not apply:
(i)    in relation and to the extent the proceeds of any borrowings under the Series 2025B Bonds or the Loan Agreement have been on-lent, or otherwise passed on, to such German Guarantor or any of its Subsidiaries; or
(ii)    where (x) the relevant German Guarantor has a fully valuable (vollwertig) recourse claim (Gegenleistungs- oder Rückgewähranspruch) vis-à-vis the relevant shareholder or (y) a domination agreement (Beherrschungsvertrag) or a profit and loss pooling agreement (Ergebnisabführungsvertrag) is or will be in existence with the relevant German Guarantor (or the relevant general partner) and the relevant German Guarantor has a fully valuable (vollwertig) compensation claim (Ausgleichsanspruch).
(d)    The limitation pursuant to these paragraphs shall apply, subject to the following requirements, if following the call of guaranty or other obligations by the Trustee, the relevant German Guarantor notifies the Trustee in writing that a Capital Impairment would occur (a “Management Notification”) within 10 Business Days upon receipt of the relevant demand. If the Trustee raises any objection against the Management Notification and any such objection is delivered to the relevant German Guarantor within five (5) Business Days after the date of the Management Notification, the relevant German Guarantor undertakes (at its own cost and expense) to arrange for the preparation of a balance sheet by auditors of international standard and reputation in order to have such auditors determine whether (and if so, to what extent) any payment under the Guaranty would cause a Capital Impairment (the “Auditor’s Determination”). The Auditor’s Determination shall be prepared, taking into account the adjustments set out in sub-paragraph (a)(i) to (iii) above, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by the relevant German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. The relevant German Guarantor shall provide the Auditor’s Determination to the Trustee within 20 Business Days from the date on which it receives the Trustee’s objection against the Management Notification in writing. The Auditor’s Determination shall be binding on the relevant German Guarantor and the Holders and the Trustee except for manifest error.
(e)    Regardless of the provisions set out in paragraphs (a) through (d) above, the enforcement of a Payment Obligation shall, at the date hereof and at any time hereafter, be limited to the extent that such enforcement would result in a violation of the prohibition of an intervention threatening the corporate existence of the German Guarantor or, in the case of a German GmbH & Co. KG Guarantor, of its general partner (existenzvernichtender Eingriff) as a result of a Liquidity Impairment.
“Liquidity Impairment” means that, if the Payment Obligation was enforced, the German Guarantor, or in the case of a German GmbH & Co. KG Guarantor, its general partner, would not be able to fulfil its financial obligations which such German Guarantor, or in the case of a German GmbH & Co. KG Guarantor, its general partner, owes to its creditors and which (i) are due at the time the enforcement notice is received by the German Guarantor or (ii) will become due within a period of 30 calendar days following receipt of such enforcement notice (the “Test Period”). For the purposes of determining whether a Liquidity Impairment occurs all liquid assets, i.e., cash, amounts standing to the credit of bank accounts and securities standing to the credit of securities accounts, of the German Guarantor, or in the case of a German GmbH & Co. KG Guarantor of its general partner, shall be taken into account (including liquid assets the German Guarantor, or in the case of a German GmbH & Co. KG Guarantor its general partner, is due to receive within the Test Period as well as any of its assets that can be realized within the Test Period, provided that such realization is legally permitted and such asset is not necessary (nicht betriebsnotwendig) for the operation of its business).
(f)    Regardless of the provisions set out in paragraphs (a) through (d) above, the enforcement of a Payment Obligation shall, at the date hereof and at any time hereafter, be limited to the extent that such enforcement would result in a personal liability (criminal or civil) of any officer of the respective German Guarantor, or in the case of a German GmbH & Co. KG Guarantor, its general partner, or any officer of its respective shareholder.
(g)    Any amount received by the Holders and the Trustee from the relevant German Guarantor under the Guaranty which would be necessary for such German Guarantor to be able to cure any Capital Impairment shall immediately upon demand be returned to such German Guarantor.
Switzerland

Limitation on Liability

If and to the extent that any Guarantor incorporated or established under the laws of, or for tax purposes resident in, Switzerland, or for tax purposes having a permanent establishment in Switzerland to which the Guaranty is related (each, a “Swiss Guarantor”) is liable pursuant to the Guaranty for, or with respect to, obligations of the Company, any other Guarantors or any other affiliates (other than its subsidiaries) (the “Restricted Obligations”), such Swiss Guarantor shall (to the extent that such is a requirement of the applicable law in force at the relevant time) only be liable for a sum equal to the maximum amount of its profits available for distribution as dividend at any given time (being the balance sheet profits and any reserves made for this purpose, in each case in accordance with the applicable provisions of the Swiss Code of Obligations), which amount shall be, if and to the extent required by Swiss law and practice at the relevant time, (a) determined on the basis of an audited annual or interim balance sheet of such Swiss Guarantor, (b) approved by the auditors of such Swiss Guarantor as distributable amount, and (c) approved as distribution by a duly convened meeting of the shareholders of such Swiss Guarantor, always provided that such limitation shall not free the relevant Swiss Guarantor from its payment obligations un-der the Guaranty in excess of its distributable profits, but merely postpone the payment date therefore until such times as payment is permitted notwithstanding such limitation.

To the extent required by applicable law and any applicable double taxation treaty in force at the relevant time, in respect of the Restricted Obligations, each Swiss Guarantor shall (A) (a) deduct Swiss withholding tax at the rate of 35.0% (or such other rate as is applicable)

from any payment made by it in respect of the Restricted Obligations, (b) pay any such deduction to the Swiss Federal Tax Administration, and (c) promptly notify (or procure that the Company notifies) the Trustee that such a deduction has been made and provide the Trustee with evidence that such a deduction has been paid to the Swiss Federal Tax Administration; and (B) to the extent such a deduction is made, not be obliged to gross up or indemnify (or otherwise hold harmless) any Person in relation to any such deduction and payment made by it to the Swiss Federal Tax Administration if such gross up or indemnification is illegal or the amount paid to the Swiss Federal Tax Administration plus the amount of the gross up or indemnification exceeds the maximum amount of such Swiss Guarantor’s profits available for distribution as dividend as determined pursuant to the above sub paragraph. Each Swiss Guarantor shall use its best efforts to ensure that any Holder or the Trustee which is, as a result of a payment under the Guaranty, entitled to a full or partial refund of the Swiss withholding tax, shall as soon as possible after the deduction of the Swiss withholding tax (i) request a refund of the Swiss withholding tax under any applicable law (including double tax treaties) and (ii) pay to such Holder or the Trustee, as applicable, upon receipt any amount so refunded. The Swiss Guarantors will only be considered as discharged from their respective payment obligations under the Agreements to the extent of the effective payment received by such Holder or the Trustee, as applicable.

Subject only to the limitation of the amount to be paid in respect of the Restricted Obligations, each Swiss Guarantor and the Company undertake to take or cause all measures necessary or useful to (a) make such payment valid and non-refundable under Swiss corporate law; and (b) implement the forgoing documents and other acts.

Ireland

Limitation on Liability

This Guaranty does not apply to any liability to the extent that it would result in this Guaranty constituting unlawful financial assistance within the meaning of, in respect of Novelis Aluminium Holding Unlimited Company, a company incorporated under the laws of Ireland, Section 82 of the Irish Companies Act 2014 of Ireland.

Dubai International Financial Centre

Limitation of Liability

The obligations and liabilities under this Guaranty of Novelis MEA Limited, a company incorporated under the laws of the Dubai International Financial Centre (“DIFC Guarantor”) do not result in this Guaranty constituting (i) unlawful financial assistance within the meaning of Section 55 of the DIFC Companies Law (Law No. 5 of 2018) or (ii) an unlawful distribution in respect of the DIFC Guarantor within the meaning of Section 64 of the DIFC Companies Law (Law No. 5 of 2018) (“Restricted Obligations”). To the extent any obligation or liability of the DIFC Guarantor under this Guaranty would be construed as a Restricted Obligation or a limitation of the amount to be paid in respect of a Restricted Obligation, the DIFC Guarantor and the Company undertake to use commercially reasonable measures to make such payment valid and non-refundable in a manner consistent with the laws of the Dubai International Financial Centre.